Loan Agreement

This agreement is entered into between and amongst the following parties on November   10th , 2009.

1.	Zhuang, Jinghua (the “Lender”), a citizen of the People’s Republic of China, resides at Rm. 302, No 16 Zhu Yun Lynn, Tong Tai Road, Guangzhou, China.

2.
Dongguan CHDITN Printing Co., Ltd. (the "Borrower"), a corporation organized under the laws of the People’s Republic China, with headquarters at No.6 Economic Zone, Wushaliwu, Chang’an Town, Dongguang, Guangzhou Province, China.

In accordance to the terms and conditions herein, the Lender hereby agrees to provide the Borrower with a loan of RMB 2,321,350.00 (the “Loan”).

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Lender hereby agrees with the Borrower, as follows:

Section 1 Loan

1.	Loan Amount:

RMB TWO MILLION THREE HUNDRED TWENTY ONE THOUSAND THREE HUNDRED FIFTY (RMB 2,321,350.00);

2.	Use of Proceeds: Set up new printing production lines

3.	Duration of the Loan: one year, from the 10th day of November, 2009 through the 10th day of November, 2010 (the “Maturity Date”)

4.	Lender and Borrower agree to enter a separate Escrow Agreement to retain an escrow agent to supervise the deposit and distribution of the Loan.
Section 2 Interest
5.	The interest rate of the Loan shall be 8% per annum. The calculation of daily interest rate is based on 360 days per year.

6.	The interest shall be incurred from November 10, 2009, paid per quarter. The principal of the Loan shall be due on the Maturity Date.

7.	With consent of the Lender, the Borrower could pay off the loan in full prior to the Maturity Date. The interest shall be incurred until the pay date, based on the daily interest rate herein.

8.	The interest shall be withdrawn automatically from the Borrower’s account at the interest due date.

Section 3 Guaranty

9.
The principal, interest, default interest, and any expenses incurred due to the collection of the Loan shall be secured by the total assets owned by the Borrower and her associates. A separate guaranty agreement shall be entered into between the Lender and the Borrower.

10.
The Loan shall be secured by the common shares of Décor Products International Inc. (Symbol: DCRD.OB) (the “Shares”) held by the Borrower, the certificates of which shall be delivered to JPF Securities Law, LLC., a legal firm assigned by the Lender (A Pledge Agreement shall be signed separately). The Lender shall have a lien on the Shares pursuant to the security law of the People’s Republic of China. When the Event of Default occurred, the Lender shall have the preemptive right to the Shares.

Section 4 Agreement

11.	Borrower agrees:
（1）	Use of proceeds shall remain unchanged pursuant to this Agreement;

（2）	The proceeds shall not be used in any illegitimate operation;
（3）
Any material changes in the Borrower’s business, including subcontract, leasing, merger, split off, reform, joint venture, and so forth, before the Maturity Date, the Borrower shall notify the Lender with 30 days prior written notice regarding such changes, and the principal and interest of the Loan shall become immediately due and payable;

（4）	The principal and interest of the Loan shall become immediately due and payable when the Borrower’s business is dissolved, dismissed, suspended, or the business license is revoked.
（5）
Any material changes, including lawsuits for significant amount, deterioration in financial status, and so on, cause the loan at high risk, the Borrower shall notify the Lender with a written notice within   3   days upon the event occurring, and the principal and interest of the Loan shall become immediately due and payable;

（6）
Provide the Lender with necessary information, including balance sheets, income statements, all bank accounts information, and so on, on timely basis; assist the Lender in due diligence, auditing and inspecting the production, operation and assets in connection with the use of proceeds.

12.	Lender agrees:
（1）	Deposit the Loan in its full amount;

（2）	Keep confidential to the Borrower’s debt financials, production and operation.

Section 5 Payment Terms

The Lender is entitled to take one of the following payment terms set forth in Item 13 and Item 14:

13.
The Borrower agrees herein and accepts, in any day before the maturity date, the Loan shall be converted into the common shares of Décor Products International Inc. (symbol: DCRD.OB) in part or in full, per the Lender’s written notice, pursuant to the terms as follows:

（1）	The conversion price is US$1 per share, based on the current exchange rate of $1=RMB6.8275;

（2）	Total converted shares shall be 340,000 shares;

（3）	The Lender cannot convert more than $25,000 within one week, with the exception when the share price is over US$2.00, the Lender can convert up to US$500,000 within one week;

（4）	Prior to the Maturity Date, the Borrower is entitled to redeem the shares converted by the Lender, in cash, at the price of 150% of the principal, plus the interest incurred and payable to the date;

（5）	The Lender is entitled to exercise 340,000 Warrants at the price of $1.00 per share within five years, which is defined in a separate agreement.

14.
The interest of the Loan shall be paid every quarter starting from November 10, 2009. The principal and the interest incurred during the last quarter prior to the Maturity Date shall be due and payable on the Maturity Date.

If the Loan are not paid in full on the Maturity Date, the Lender shall have the right to convert the Loan into the common shares of Décor Products International Inc. (Symbol: DCRD.OB) at the price of 50% of the weighted average price during the past 20 trading days prior to the Maturity Date. This right shall be waived in the event that the conversion price is above $2.00 per share.

15.
Lender’s option to payment terms set forth under Item 13 shall not have effect or impact on the obligations and enforcement set forth under other items in this Agreement. In the event that the conversion fails to be completed, the Borrower shall make payments of interest and principal of the Loan in accordance to the terms and conditions of this Agreement.

Section 6 Amendment
16.	If the Borrower intends to extend the Loan, the Borrower shall notify the Lender with 60 days prior written notice before the Maturity Day and receive a written consent by the Lender.
17.
If the Borrower intends to transfer the Loan to a third party (the “Transferee”), the Borrower shall receive a written consent by the Lender. This Agreement remains valid until a new loan agreement is signed between and amongst the Transferee and the Lender.

18.	The Lender shall have a right to transfer the rights set forth in this Agreement to a third party without consent of the Borrower. The Lender shall notify the Borrower with a written notice.
19.	Any amendments to this Agreement shall be notified each other with a written notice. The amendments shall be finalized in writing upon mutual consents.
Section 7 Event of Default

20.	If the Borrower fails to make payments of the interest set forth under Section 2, the default interest rate shall be 16%, starting from the signing date of this Agreement.

21.	If the Borrower fails to make payments of the interests and principal on the Maturity Date, the default interest rate shall be 16%, starting from the signing date of this Agreement.

22.
If the Borrower fails to make payments of the interests and principal on the Maturity Date, the Lender shall have rights to keep the proceeds from the sales of the pledge and the Shares to the extent of the unpaid interest and principal of Loan. The Lender shall have recourse for the outstanding balance.

Section 8 Settlement of Disputes

23.
All disputes arising out of or in connection with this agreement, both parties shall seek for the solution by negotiation. If fail in negotiation, the dispute shall only be heard in any competent court residing in the Lender’s residence.

Section 9 Miscellaneous

24.	This Agreement shall be effective upon signing date by the authorized representative with corporate seal, respectively.

25.	This Agreement shall end upon the full payments for all the outstanding interests, principal, default interest, if any, and expenses incurred due to the collection of the Loan.

26.
The Borrower may have changes in the location, mailing address, business scope, legal representative, registered capital, and so forth. The Borrower shall notify the Lender with a written notice within   5   days upon the event occurring.

27.	Any other matters that are not covered in this Agreement shall be settled in compliance with the applicable laws, rules and regulations.

28.	This Agreement shall two original copies, each of which shall be held by the Lender and the Borrower, respectively.
November 10th, 2009

At Guangzhou

1.        Lender: Zhuang Jinghua

(Seal)

(Signature)

Address:	Rm. 302, No 16 Zhu Yun Lynn,
                             Tong Tai Road, Guangzhou, China

2.	Borrower: Dongguan CHDITN Printing Co.,Ltd.

(Seal)

(Signature)

Address:     No.6 Economic Zone, Wushaliwu, Chang’an Town,
  Dongguang, Guangzhou Province, China